United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Act of 1934

Date of Report (date of earliest event reported) April 24, 2014

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on April 24, 2014. Matters voted upon were (1) election of Class III directors; (2) ratification of the Board’s appointment of KPMG LLP as the Company’s independent auditors for 2014; and (3) advisory approval of the Company’s executive compensation regarding the Company’s named executive officers.

The final results of voting for each of the matters submitted to the shareholders are as follows:

(1) Election of Class III Directors for a three year term:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Christoph Keller, III	8,726,466	2,553,283	820,867
David L. Lemmon	8,963,232	2,316,517	820,867
R. Madison Murphy	8,910,102	2,369,647	820,867

(2) Ratification of the appointment of KPMG LLP as the independent auditors:

Votes For	11,937,139
Votes Against	140,134
Votes Abstained	23,343

(3) Advisory approval of the Company’s executive compensation regarding the Company’s named executive officers.

Votes For	7,840,345
Votes Against	3,408,041
Votes Abstained	31,363
Broker Non-Votes	820,867

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ Jim F. Andrews, Jr.
Jim F. Andrews, Jr., Secretary

Date: April 24, 2014